Exhibit 99.1

Company Release—02/29/2012 hh:mm

HomeStreet, Inc. Reports Fourth Quarter and Full Year 2011 Results

SEATTLE, Washington—(BUSINESS WIRE)—HomeStreet, Inc. (NASDAQ:HMST), the parent company of HomeStreet Bank and HomeStreet Capital, today announced financial results for the fourth quarter and the year ended December 31, 2011. The Company reported net income of $7.0 million for fourth quarter 2011, compared to a net loss of $14.4 million for fourth quarter 2010. Net income for the year ended December 31, 2011 was $16.1 million compared with a net loss of $34.2 million for 2010. The Company successfully completed the initial public offering of its common stock on February 10, 2012, issuing a total of 2,180,908 shares for $44.00 per share.

Highlights for the fourth quarter and full year 2011:

•	Excluding $2.4 million in IPO-related expenses, net income of $9.4 million for fourth quarter and $18.5 million for 2011.

•	Fourth quarter single family closed loan production of $624.1 million; $1.7 billion for 2011.

•	Decrease of 27.8% in nonperforming assets in the fourth quarter; 59.4% for 2011.

“I’m very pleased with HomeStreet’s performance in 2011, which was characterized by strong mortgage banking results, significant improvement in credit quality and a return to profitability,” said Vice Chairman and CEO Mark K. Mason. “Already in 2012 we have accomplished two significant goals. First, we successfully completed the initial public offering of HomeStreet common stock and contributed $55.0 million of the net proceeds to the Bank. Beyond recapitalizing the Bank, the completion of our offering enables us to provide for our Trust Preferred Securities obligations and to pursue our many business growth opportunities. Additionally, in February we hired over 160 mortgage professionals from MetLife Home Loans following MetLife’s decision to wind down its forward mortgage origination business. This addition accomplishes multiple years of planned growth in this line of business all at once.”

Mortgage Banking Operations

Mortgage Originations

Single family closed loan originations in the fourth quarter totaled $624.1 million, up $146.1 million, or 30.6%, from $478.0 million from the third quarter of 2011. Single family rate-locked loan applications during the fourth quarter totaled $543.2 million, a decline of $87.7 million, or 13.9%, compared to $630.9 million in the third quarter. Net gains on mortgage loan origination and sales activities were $18.9 million for the quarter, an increase of $2.8 million, or 17.9%, from $16.1 million in the third quarter.

Single family closed loan originations for 2011 totaled $1.7 billion, down $338.4 million, or 16.6%, from $2.0 billion in 2010. Net gains on mortgage loan origination and sales activities were $49.4 million, decreasing $7.7 million, or 13.6%, from $57.1 million in 2010. Net gains on mortgage loan origination and sales activities in 2011 did not decline proportional to the decrease in total loan originations as loan profit margins widened in the latter half of 2011, reflecting record low mortgage rates and refinancing activity that has strained the capacity of the industry.

Multifamily loan originations under the Fannie Mae DUS program totaled $49.1 million in the fourth quarter, up from $26.1 million in the third quarter. For all of 2011 Fannie Mae DUS loan originations totaled $125.7 million as compared to $55.8 million of originations in 2010.

Mortgage Servicing

Mortgage servicing income in the fourth quarter totaled $6.0 million, down $12.5 million, or 67.8%, from $18.5 million in the third quarter which included $12.2 million of net valuation gains on mortgage servicing rights and related hedge instruments. Mortgage servicing income for 2011 totaled $38.1 million as compared to $26.2 million for 2010. The significant third quarter 2011 valuation gains on mortgage servicing rights and related hedge instruments resulted from a substantial widening of mortgage interest rates versus swap interest rates and lower actual than forecast loan prepayments. The total loans serviced for others portfolio increased to $7.70 billion compared with $7.48 billion as of September 30, 2011.

Credit Quality

Nonperforming assets (NPAs) declined to $115.1 million, or 5.1% of total assets, from $159.5 million, or 6.9% of total assets, as of September 30, 2011 and from $283.7 million, or 11.4% of total assets, as of December 31, 2010. The improvement in the fourth quarter reflected sales of other real estate owned (OREO) of $26.0 million, $11.5 million in paydowns, payoffs and upgrades of loans to performing status, and loan charge-offs and OREO writedowns of $14.2 million. Fourth quarter charge-offs principally relate to two commercial loan restructurings completed during the quarter. These improvements in NPAs during the fourth quarter were offset by $7.3 million of additions to nonperforming loans. The overall improvement in NPAs during 2011 reflects sales of OREO of $144.5 million, $43.3 million in paydowns, payoffs and upgrades of loans to performing status, and loan charge-offs and OREO writedowns of $52.1 million. These improvements during 2011 were offset by additions to nonperforming loans totaling $71.3 million. At year-end, OREO totaled $38.6 million, a decline of 40.1% of OREO from the end of the third quarter and 77.4% since the end of 2010. At year-end 2011, 22.8% of OREO was under contract for sale pending closing.

In the fourth quarter we did not record a provision for loan losses, and for all of 2011 we provided $3.3 million. The decrease in the overall level of the allowance for loan losses during 2011 in comparison to 2010 reflects the continued improvement in credit quality during these periods. Classified loans declined to $149.6 million as of December 31, 2011 from $160.7 million at September 30, 2011 and from $193.5 million at year-end 2010. Nonaccrual loans declined to $76.5 million as of December 31, 2011 from $95.1 million as of September 30, 2011 and from $113.2 million as of December 31, 2010.

Deposits

Deposits at year-end 2011 totaled $2.01 billion, down $47.2 million, or 2.3%, from $2.06 billion at September 30, 2011 and $120.0 million, or 5.6%, from $2.13 billion at December 31, 2010. Deposits other than certificates of deposit increased $13.2 million, or 1.4%, from the end of the third quarter and $154.1 million, or 18.7%, since the end of 2010. Certificates of deposits decreased $60.4 million, or 5.5%, during the fourth quarter and $274.0 million, or 21.0%, during 2011. The increase in deposits other than certificates of deposit reflects a focused effort on attracting core deposits through our branch network and retaining those customers with maturing certificates of deposit who also have their primary operating transaction account relationship with HomeStreet.

Results of Operations

Net Interest Income

Net interest income was $12.9 million, up $896,000, or 7.5%, from $12.0 million in the third quarter of 2011. Net interest income increased in the fourth quarter primarily due to an increase in investment securities available for sale and increased loans held for sale. Additionally, in the quarter we continued to shift the mix of our investment securities portfolio into higher yielding longer duration securities. We also benefited from a continuing decline in our cost of funding as maturing certificates of deposit reprice at lower market rates and we focus on growing our noninterest bearing demand accounts, money market and savings deposits. For the quarter, the net interest margin increased to 2.50%, up 12 basis points from 2.38% in the third quarter of 2011.

For the year ended December 31, 2011 net interest income increased $9.3 million, or 23.8%, from $39.0 million in 2010 to $48.3 million. The Company’s net interest margin improved to 2.35% in 2011 from 1.49% in 2010. Total interest income declined $14.6 million, or 15.6%, while interest expense declined by $23.9 million, or 43.7%, reflecting the combined benefits of declining market rates for certificates of deposit and the restructuring of our balance sheet, including repayment of substantially all of our FHLB funding and focusing on core deposit customers for funding our operations.

Noninterest Income

Noninterest income was $27.5 million, a decrease of $9.8 million, or 26.3%, from $37.3 million in the third quarter of 2011. Net valuation gains on mortgage servicing rights and related hedge instruments decreased $12.4 million in the fourth quarter offset by a $2.9 million increase in net gains on loan origination and sales activities.

For the year ended December 31, 2011 noninterest income was $98.1 million, up $1.2 million, or 1.2%, from $96.9 million in 2010 as increases in mortgage servicing, up $11.8 million and including a gain of $2.0 million from the early discounted payoff of long-term debt were partially offset by a decrease in net gains on loan origination and sales activities of $7.7 million.

Noninterest Expense

Noninterest expense was $33.9 million, up $1.3 million, or 4.0%, from $32.6 million in the third quarter of 2011. In the fourth quarter, noninterest expense included the recognition of $2.4 million of capital-raising costs deemed to have no future value and $2.5 million of additional salaries and benefits expenses related to higher closed loan origination volume and management performance incentives. General and administrative expense also increased due to higher state revenue based taxes related to higher gains on the sale of loans and higher realized gains on hedging derivatives. These increases were partially offset by a $5.4 million decrease in OREO expenses.

For the year ended December 31, 2011, noninterest expense was $127.3 million, down $4.9 million, or 3.7%, from $132.2 million in 2010. Our 2010 results included FHLB borrowing prepayment fees of $5.5 million, while there were no such fees in 2011, along with declines in FDIC assessment fees and OREO expenses. These decreases were partially offset by increases in salaries and related costs and general and administrative expenses, reflecting elevated loan activity and higher state revenue based taxes due to higher gains on the sale of loans and higher realized gains on hedging derivatives.

Income Taxes

Our effective tax rate for the periods varied from Federal and state statutory rates principally as a result of current income tax expense being offset by the utilization of deferred tax benefits. Net income tax benefit in the fourth quarter and for the year 2011 represents an offset of previous quarters’ provision for Federal alternative minimum taxes with deferred tax benefits and the recognition of NOL carrybacks on income taxes previously paid to the State of Hawaii.

As a consequence of our recent initial public offering, we believe the Company has experienced a change of control within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended. Section 382 substantially limits the ability of a corporate taxpayer to use realized built-in losses and net operating loss carryforwards incurred prior to the change of control against income earned after a change of control. The rules adopted by the Internal Revenue Service under Section 382 are complex, and the actual amount of such limitation will vary depending on a variety of factors which we have not yet fully analyzed. We do, however, anticipate the change of control will result in the net loss of deferred tax benefits in a range of $3.0 million to $5.0 million.

Capital

	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010
Regulatory capital ratios for the Bank:

Total risk-based captial (to risk-weighted assets)	11.2%	9.8%	8.2%
Tier 1 risk-based capital (to risk-weighted assets)	9.9%	8.5%	6.9%
Tier 1 leverage capital (to average assets)	6.0%	5.6%	4.5%

Conference Call

HomeStreet, Inc. management will discuss the fourth quarter and year-end 2011 results on a conference call scheduled for February 29, 2012 at 1:00 p.m. PST (4:00 p.m. EST). Interested parties may join the call by dialing 1-877-317-6789 shortly before 1:00 p.m. PST. A replay of the conference call will be available beginning approximately one hour after the conference call by dialing 1-877-344-7529 and entering pass code 10010844. The replay will also be available online at http://ir.homestreet.com.

About HomeStreet, Inc.

HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the bank holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, investment and insurance products and services in Washington, Oregon, Idaho and Hawaii. For more information, visit http://ir.homestreet.com.

Forward-Looking Statements

This report to shareholders contains forward-looking statements concerning HomeStreet, Inc. and the Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (or the negative of these terms) generally identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues or higher than expected expenses; the extent of our success in problem asset resolution efforts; significant increases in competitive pressure among depository institutions; our ability to raise additional capital on favorable terms; an upward change in the interest rate environment that reduces interest margins and our mortgage originations, mortgage servicing rights and loans held for sale; changes in the securities markets; general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the market areas in which the Company does business which turnout to be less favorable than expected; asset/liability repricing and liquidity risks; enforcement activities of governmental and quasi-governmental agencies; pending legal matters which may take longer or cost more to resolve or may be resolved adversely to the Company; and legislative or regulatory actions or reform—current, pending or future changes that could adversely affect the Company’s business (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Information contained herein, other than information at December 31, 2010 and for the twelve months then ended, are unaudited.

Source: HomeStreet, Inc.

Contacts:	Terri Silver, Investor Relations
HomeStreet, Inc.
206-389-6303
terri.silver@homestreet.com

HomeStreet, Inc. and Subsidiaries

Five Quarter Summary Financial Data

	Quarter ended
(in thousands, except share data)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Income Statement Data (for the period ended):
Net interest income	$12,867	$11,970	$11,914	$11,590	$13,486
Provision for loan losses	—	1,000	2,300	—	8,200
Noninterest income	27,473	37,268	18,916	14,465	28,115
Noninterest expense	33,916	32,618	27,263	33,461	46,499

Net income (loss) before taxes	6,424	15,620	1,267	(7,406)	(13,098)
Income taxes	(602)	362	(17)	43	1,297

Net income (loss)	$7,026	$15,258	$1,284	$(7,449)	$(14,395)

Basic earnings per common share (1)	$5.20	$11.29	$0.95	$(5.51)	$(10.66)
Common share outstanding (1)	1,350,874	1,350,874	1,350,874	1,350,874	1,350,874
Weighted average common shares
Basic	1,350,874	1,350,874	1,350,874	1,350,874	1,350,874
Stockholders equity per share	$63.96	$59.47	$43.17	$37.91	$43.52
Financial position (at year end):
Cash and cash equivalents	$263,302	$138,429	$108,175	$170,795	$72,639
Investment securities available for sale	329,047	339,453	315,715	304,404	313,513
Loans held for sale	150,409	226,590	121,216	82,803	212,602
Loans held for investment, net	1,300,873	1,360,219	1,392,238	1,500,550	1,538,521
Mortgage servicing rights (2)	77,281	74,083	94,320	95,952	87,232
Other real estate owned	38,572	64,368	102,697	98,863	170,455
Total assets	2,264,957	2,316,839	2,233,505	2,342,639	2,485,697
Deposits	2,009,755	2,056,977	1,993,655	2,066,842	2,129,742
FHLB advances	57,919	67,919	77,919	114,544	165,869
Equity	86,407	80,336	58,311	51,214	58,789
Financial position (averages):
Investment securities available for sale	338,933	272,294	308,049	141,309	354,850
Loans held for investment	1,385,037	1,427,763	1,512,308	1,589,182	1,664,625
Total interest earning assets	2,078,506	2,019,243	2,037,468	2,145,093	2,325,891
Total interest bearing deposits	1,745,493	1,787,388	1,837,119	1,889,742	1,966,352
FHLB advances	59,169	72,267	85,097	159,829	165,869
Total interest bearing liabilities	1,866,519	1,921,512	1,984,073	2,114,062	2,209,078
Shareholders’ equity	$84,038	$73,499	$57,246	$58,130	$79,659
Financial performance:
Return on average common shareholder equity (3)	33.4%	83.0%	9.0%	(51.3)%	(72.3)%
Return on average assets	1.2%	2.7%	0.2%	(1.3)%	(2.2)%
Net interest margin (4)	2.50%	2.38%	2.35%	2.17%	2.34%
Efficiency ratio (5)	84.07%	66.25%	88.43%	128.42%	111.77%
Operating efficiency ratio (6)	74.78%	47.74%	70.05%	83.31%	69.51%
Credit quality:
Allowance for loan losses	$42,689	$53,167	$59,692	$62,156	$64,177
Allowance for loan losses/total loans	3.18%	3.76%	4.11%	3.98%	4.00%
Allowance for loan losses/nonperforming loans	55.81%	55.91%	65.66%	50.08%	56.69%
Total classified assets	$188,167	$225,022	$276,476	$298,742	$363,947
Classified assets/total assets	8.31%	9.71%	12.38%	12.75%	14.64%
Total nonaccrual loans (7)	$76,484	$95,094	$90,912	$124,118	$113,210
Nonaccrual loans/total loans	5.69%	6.73%	6.26%	7.94%	7.06%
Total nonperforming assets	$115,056	$159,462	$193,609	$222,981	$283,665
Nonperforming assets/total assets	5.08%	6.88%	8.67%	9.52%	11.41%
Net charge-offs	$10,586	$7,673	$4,707	$2,100	$14,575
Regulatory capital ratios for the bank:
Tier 1 capital to total assets (leverage)	6.04%	5.64%	4.86%	4.49%	4.52%
Tier 1 risk-based capital	9.88%	8.51%	7.38%	6.99%	6.88%
Total risk-based capital	11.15%	9.79%	8.66%	8.28%	8.16%

(1)	Per share data show after giving effect to the 1-for-2.5 reverse stock split implemented on July 19, 2011. Diluted EPS not provided.
(2)	On January 1, 2010 we elected to carry mortgage servicing rights related to single family loans at fair value, and elected to carry single family mortgage loans held for sale using the fair value option.
(3)	Net earnings (loss) available to common shareholders divided by average common shareholders’ equity.
(4)	Net interest income divided by total average earning assets on a tax equivalent basis.
(5)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(6)	We include an operating efficiency ratio which is not calculated based on accounting principles generally accepted in the United States (“GAAP”), but which we believe provides important information regarding our results of operations. Our calculation of the operating efficiency ratio is computed by dividing noninterest expense less costs related to OREO (gains (losses) on sales, valuation allowance adjustments, and maintenance and taxes) by total revenue (net interest income and noninterest income). Management uses this non-GAAP measurement as part of its assessment of performance in managing noninterest expense. We believe that costs related to OREO are more appropriately considered as credit-related costs rather than as an indication of our operating efficiency. The follow table provides a reconciliation of non-GAAP to GAAP measurement.

	Quarter ended
	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Efficiency ratio	84.07%	66.25%	88.43%	128.42%	111.77%
Less impact of OREO expenses	9.29%	18.51%	18.38%	45.11%	42.26%

Operating efficiency ratio	74.78%	47.74%	70.05%	83.31%	69.51%

(7)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

HomeStreet, Inc. and Subsidiaries

Consolidated Statements of Operations

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%
(in thousands, except share data)	2011	2010	Change	2011	2010	Change
Interest income:
Loans	$17,433	$21,452	(19)%	$71,640	$85,377	(16)%
Investment securities available for sale	1,792	1,914	(6)	6,921	7,676	(10)
Other	203	71	186	477	550	(13)

	19,428	23,437	(17)	79,038	93,603	(16)
Interest expense:
Deposits	5,388	8,048	(33)	24,815	39,050	(36)
Federal Home Loan Bank advances	699	1,366	(49)	3,821	11,682	(67)
Securities sold under agreements to repurchase	—	11	(100)	—	11	(100)
Long-term debt	459	526	(13)	2,046	3,824	(46)
Other	16	—	100	16	2	700

	6,562	9,951	(34)	30,698	54,569	(44)

Net interest income	12,866	13,486	(5)	48,340	39,034	24
Provision for credit losses	—	8,200	(100)	3,300	37,300	(91)

Net interest income after provision for credit losses	12,866	5,286	(143)	45,040	1,734	(2,497)

Noninterest income:
Net gains on mortgage loan origination and sales activities	18,931	19,103	(1)	49,384	57,127	(14)
Mortgage servicing	5,963	6,984	(15)	38,056	26,226	45
Income from Windermere Mortgage Services, Inc.	739	806	(8)	2,119	2,162	(2)
Gain on debt extinguishment	—	—	—	2,000	—	100
Depositor and other retail banking fees	748	827	(10)	3,061	3,397	(10)
Insurance commissions	186	449	(59)	910	1,164	(22)
Gain on securities available for sale	459	—	100	1,102	6,016	(82)
Other	447	(54)	(928)	1,490	839	78

	27,473	28,115	(2)	98,122	96,931	1

Noninterest expense:
Salaries and related costs	16,462	13,684	20	53,519	49,816	7
General and administrative	6,194	6,903	(10)	19,253	18,213	6
Federal Home Loan Bank prepayment penalty	—	—	—	—	5,458	(100)
Legal	1,075	733	47	3,360	3,573	(6)
Consulting	2,011	1,833	10	2,644	2,761	(4)
Federal Deposit Insurance Corporation assessments	1,256	1,830	(31)	5,534	7,618	(27)
Occupancy	1,733	2,468	(30)	6,764	7,356	(8)
Information services	1,436	1,467	(2)	5,902	5,223	13
Other real estate owned expense	3,748	17,581	(79)	30,281	32,197	(6)

	33,915	46,499	(27)	127,257	132,215	(4)

Income (loss) before income tax expense	6,424	(13,098)	149	15,905	(33,550)	147

Income tax (benefit) expense	(602)	1,297	146	(214)	697	(131)

NET INCOME (LOSS)	$7,026	$(14,395)	149	$16,119	$(34,247)	147

Basic income (loss) per share (1)	$5.20	$(10.66)	149	$11.93	$(25.35)	147

Basic weighted average number of shares outstanding	1,350,874	1,350,874	—	1,350,874	1,350,874	—

(1)	Diluted EPS not provided.

HomeStreet, Inc. and Subsidiaries

Consolidated Statements of Operations

	Quarter ended
(in thousands, except share data)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Interest income:
Loans	$17,433	$17,593	$17,947	$18,668	$21,452
Investment securities available for sale	1,792	1,422	1,848	1,858	1,914
Other	203	117	73	84	71

	19,428	19,132	19,868	20,610	23,437
Interest expense:
Deposits	5,388	5,848	6,538	7,041	8,048
Federal Home Loan Bank advances	699	855	959	1,308	1,366
Securities sold under agreements to repurchase	—	—	—	—	11
Long-term debt	459	458	457	671	526
Other	16	1	—	—	—

	6,562	7,162	7,954	9,020	9,951

Net interest income	12,866	11,970	11,914	11,590	13,486
Provision for credit losses	—	1,000	2,300	—	8,200

Net interest income after provision for credit losses	12,866	10,970	9,614	11,590	5,286

Noninterest income:
Net gains on mortgage loan origination and sales activities	18,931	16,055	9,455	4,944	19,103
Mortgage servicing	5,963	18,532	7,713	5,848	6,984
Income from Windermere Mortgage Services, Inc.	739	902	503	(25)	806
Gain on debt extinguishment	—	—	—	2,000	—
Depositor and other retail banking fees	748	778	795	740	827
Insurance commissions	186	103	258	363	449
Gain on securities available for sale	459	642	1	—	—
Other	447	256	191	595	(54)

	27,473	37,268	18,916	14,465	28,115

Noninterest expense:
Salaries and related costs	16,462	13,217	11,700	12,139	13,684
General and administrative	6,194	4,599	4,859	3,601	6,903
Legal	1,075	983	399	904	733
Consulting	2,011	270	197	166	1,833
Federal Deposit Insurance Corporation assessments	1,256	1,264	1,265	1,749	1,830
Occupancy	1,733	1,663	1,700	1,668	2,468
Information services	1,436	1,509	1,477	1,480	1,467
Other real estate owned expense	3,748	9,113	5,666	11,754	17,581

	33,915	32,618	27,263	33,461	46,499

Income (loss) before income tax expense	6,424	15,620	1,267	(7,406)	(13,098)

Income tax (benefit) expense	(602)	362	(17)	43	1,297

NET INCOME (LOSS)	$7,026	$15,258	$1,284	$(7,449)	$(14,395)

Basic income (loss) per share (1)	$5.20	$11.29	$0.95	$(5.51)	$(10.66)

Basic weighted average number of shares outstanding	1,350,874	1,350,874	1,350,874	1,350,874	1,350,874

(1)	Diluted EPS not provided.

HomeStreet, Inc. and Subsidiaries

Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter ended December 31,
	2011			2010
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$180,596	$200	0.46%	$132,415	$68	0.21%
Investment securities	338,933	1,867	2.20	354,850	1,949	2.21
Loans held for sale	173,940	1,883	4.33	174,001	1,963	4.57
Loans held for investment	1,385,037	15,589	4.49	1,664,625	19,525	4.68

Total interest-earning assets (2)	2,078,506	19,539	3.75	2,325,891	23,505	4.03
Noninterest-earning assets (3)	206,827			255,022

Total assets	$2,285,333			$2,580,913

Liabilities and Stockholders’ Equity:
Deposits:
Interest-bearing demand accounts	$136,627	117	0.34%	$116,384	167	0.57%
Savings accounts	63,883	78	0.48	50,244	101	0.80
Money market accounts	484,310	721	0.59	406,816	888	0.87
Certificate accounts	1,060,673	4,471	1.67	1,392,908	6,892	1.97

Deposits	1,745,493	5,387	1.22	1,966,352	8,048	1.58
FHLB advances	59,169	699	4.68	165,869	1,366	3.26
Securities sold under agreements to repurchase	—	—	—	10,000	11	0.28
Long-term debt	61,857	459	2.97	66,857	526	2.76
Other borrowings	—	16	0.00	—	—	—

Total interest-bearing liabilities (2)	1,866,519	6,561	1.40	2,209,078	9,951	1.78
Other noninterest-bearing liabilities	334,776			292,176

Total liabilities	2,201,295			2,501,254

Shareholder’s equity	84,038			79,659

Total liabilities and shareholders’ equity	$2,285,333			$2,580,913

Net interest income (4)		$12,978			$13,554

Net interest spread			2.35%			2.25%
Impact of noninterest-bearing sources			0.15%			0.09%
Net interest margin			2.50%			2.34%

(1)	The daily average balances of nonaccrual assets and related income, if any, are included in their respective categories.
(2)	Average interest-earning assets and interest-bearing liabilities were computed using daily average balances.
(3)	Includes loans balances that have been foreclosed and are now reclassified to other real estate owned.
(4)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $111,000 and $68,000 for the quarters ended 2011 and 2010, respectively. The federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries

Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Year ended December 31,
	2011			2010
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$159,031	$465	0.29%	$196,109	$538	0.27%
Investment securities	306,813	7,083	2.31	457,930	7,831	1.71
Loans held for sale	126,038	5,448	4.32	120,619	6,263	5.19
Loans held for investment	1,477,976	66,342	4.49	1,868,035	79,266	4.24

Total interest-earning assets (2)	2,069,858	79,338	3.83	2,642,693	93,898	3.55
Noninterest-earning assets (3)	229,943			238,024

Total assets	$2,299,801			$2,880,717

Liabilities and Stockholders’ Equity:
Deposits:
Interest-bearing demand accounts	$129,254	575	0.44%	$110,637	686	0.62%
Savings accounts	57,513	335	0.58	54,340	479	0.88
Money market accounts	450,362	3,018	0.67	381,054	3,973	1.04
Certificate accounts	1,177,335	20,887	1.77	1,525,206	33,912	2.22

Deposits	1,814,464	24,815	1.37	2,071,237	39,050	1.89
FHLB advances	93,755	3,821	4.08	382,083	11,682	3.06
Securities sold under agreements to repurchase	—	—	—	2,521	11	0.43
Long-term debt	62,506	2,046	3.27	66,857	3,824	5.72
Other borrowings	—	16	—	69	2	3.03

Total interest-bearing liabilities (2)	1,970,725	30,698	1.56	2,522,767	54,569	2.16
Other noninterest-bearing liabilities	260,539			268,683

Total liabilities	2,231,264			2,791,450

Shareholder’s equity	68,537			89,267

Total liabilities and shareholders’ equity	$2,299,801			$2,880,717

Net interest income (4)		$48,640			$39,329

Net interest spread			2.27%			1.39%
Impact of noninterest-bearing sources			0.08%			0.10%
Net interest margin			2.35%			1.49%

(1)	The daily average balances of nonaccrual assets and related income, if any, are included in their respective categories.
(2)	Average interest-earning assets and interest-bearing liabilities were computed using daily average balances.
(3)	Includes loans balances that have been foreclosed and are now reclassified to other real estate owned.
(4)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $300,000 and $295,000 for the years ended 2011 and 2010, respectively. The federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

	December 31,		%
(in thousands, except share data)	2011	2010	Change
Assets
Cash and cash equivalents (including interest- bearing instruments of $246,113 and $57,601)	$263,302	$72,639	262%
Investment securities available for sale	329,047	313,513	5
Loans held for sale (includes $130,546 and $198,784 carried at fair value)	150,409	212,602	(29)
Loans held for investment (net of allowance for loan losses of $42,689 and $64,177)	1,300,873	1,538,521	(15)
Mortgage servicing rights (includes $70,169 and $81,197 carried at fair value)	77,281	87,232	(11)
Accounts receivable and other assets	53,856	32,345	67
Accrued interest receivable	6,712	7,267	(8)
Other real estate owned	38,572	170,455	(77)
Income taxes receivable	1,309	7,309	(82)
Federal Home Loan Bank stock, at cost	37,027	37,027	—
Premises and equipment, net	6,569	6,787	(3)

Total assets	$2,264,957	$2,485,697	(9)

Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$2,009,755	$2,129,742	(6)%
Federal Home Loan Bank advances	57,919	165,869	(65)
Accounts payable and accrued expenses	49,019	64,440	(24)
Long-term debt	61,857	66,857	(7)

Total liabilities	2,178,550	2,426,908	(10)

Shareholders’ equity:
Preferred stock, no par value Authorized 10,000 shares Issued and outstanding, 0 shares and 0 shares	—	—
Common stock, no par value Authorized 40,000,000 Issued and outstanding, 1,350,874 shares and 1,350,874 shares	511	511	—
Additional paid-in capital	31	16	94
Retained earnings	81,746	65,627	25
Accumulated other comprehensive income (loss)	4,119	(7,365)	156

Total shareholders’ equity	86,407	58,789	47

Total liabilities and shareholders’ equity	$2,264,957	$2,485,697	(9)

HomeStreet, Inc. and Subsidiaries

Five Quarter Consolidated Statements of Financial Condition

	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
(in thousands, except share data)
Assets
Cash and cash equivalents	$263,302	$138,429	$108,175	$170,795	$72,639
Investment securities available for sale	329,047	339,453	315,715	304,404	313,513
Loans held for sale	150,409	226,590	121,216	82,803	212,602
Net loans held for investment	1,300,873	1,360,219	1,392,238	1,500,550	1,538,521
Mortgage servicing rights	77,281	74,083	94,320	95,952	87,232
Accounts receivable and other assets	53,856	56,746	42,177	30,967	32,345
Accrued interest receivable	6,712	6,523	6,322	7,059	7,267
Other real estate owned	38,572	64,368	102,697	98,863	170,455
Income taxes receivable	1,309	6,786	7,161	7,266	7,309
Federal Home Loan Bank stock, at cost	37,027	37,027	37,027	37,027	37,027
Premises and equipment, net	6,569	6,615	6,457	6,953	6,787

Total assets	$2,264,957	$2,316,839	$2,233,505	$2,342,639	$2,485,697

Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$2,009,755	$2,056,977	$1,993,655	$2,066,842	$2,129,742
Federal Home Loan Bank advances	57,919	67,919	77,919	114,544	165,869
Accounts payable and accrued expenses	49,019	49,750	41,763	48,182	64,440
Long-term debt	61,857	61,857	61,857	61,857	66,857

Total liabilities	2,178,550	2,236,503	2,175,194	2,291,425	2,426,908

Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—	—	—
Common stock, no par value
Authorized 40,000,000
Issue and outstanding	511	511	511	511	511
Additional paid-in capital	31	28	24	20	16
Retained earnings	81,746	74,720	59,462	58,178	65,627
Accumulated other comprehensive income (loss)	4,119	5,077	(1,686)	(7,495)	(7,365)

Total shareholders’ equity	86,407	80,336	58,311	51,214	58,789

Total liabilities and shareholders’ equity	$2,264,957	$2,316,839	$2,233,505	$2,342,639	$2,485,697

HomeStreet, Inc. and Subsidiaries

Five Quarter Securities Available for Sale

(in thousands, except for duration data)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Mortgage backed:
Residential	$—	$—	$12,003	$4,364	$4,697
Commercial	14,483	8,393	—	—	—
Municipal bonds	49,584	1,059	5,722	5,832	6,549
Collateralized mortgage obligations:
Residential	223,390	251,856	221,732	217,938	221,921
Commercial	10,070	10,174	—	—	—
US Treasury	31,520	67,971	76,258	76,270	80,346

	$329,047	$339,453	$315,715	$304,404	$313,513

Weighted average duration in years	4.4	3.9	3.9	4.2	4.3

HomeStreet, Inc. and Subsidiaries

Five Quarter Loans Held for Investment

(in thousands)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Consumer loans
Single family residential	$496,934	$496,741	$502,935	$522,904	$526,462
Home equity	158,936	167,453	172,205	175,896	181,537

	655,870	664,194	675,140	698,800	707,999
Commercial loans
Commercial real estate	402,139	407,891	410,370	414,343	426,879
Multifamily residential	56,379	58,972	59,092	102,450	104,497
Construction/land development	173,405	213,001	234,062	271,676	285,131
Commercial business	59,831	73,559	77,493	80,057	82,959

	691,754	753,423	781,017	868,526	899,466
	1,347,624	1,417,617	1,456,157	1,567,326	1,607,465
Net deferred loan fees and discounts	(4,062)	(4,231)	(4,227)	(4,620)	(4,767)

	1,343,562	1,413,386	1,451,930	1,562,706	1,602,698
Allowance for loan losses	(42,689)	(53,167)	(59,692)	(62,156)	(64,177)

	$1,300,873	$1,360,219	$1,392,238	$1,500,550	$1,538,521

HomeStreet, Inc. and Subsidiaries

Credit Quality

Allowance for Credit Losses (roll-forward)

	0000000	0000000	0000000	0000000	0000000
	Quarter ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Allowance for Credit Losses (roll-forward):
Beginning balance	$53,386	$60,059	$62,466	$64,566	$70,941
Provision for loan losses	—	1,000	2,300	—	8,200
(Charge-offs), net of recoveries	(10,586)	(7,673)	(4,707)	(2,100)	(14,575)

Balance, end of period	$42,800	$53,386	$60,059	$62,466	$64,566

Allowance as a % of loans held for investment	3.18%	3.76%	4.11%	3.98%	4.00%

Delinquencies

	000000000	000000000	000000000	000000000	000000000	000000000
(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due (1)	Total past due	Current	Total loans
December 31, 2011
Consumer loans
Single family residential	$7,694	$8,552	$47,861	$64,107	$432,827	$496,934
Home equity	957	500	2,464	3,921	155,015	158,936

	8,651	9,052	50,325	68,028	587,842	655,870

Commercial loans
Commercial real estate	—	—	10,184	10,184	391,955	402,139
Multifamily residential	—	—	2,394	2,394	53,985	56,379
Construction/land development	9,916	—	48,387	58,303	115,102	173,405
Commercial business	—	—	951	951	58,880	59,831

	9,916	—	61,916	71,832	619,922	691,754

	$18,567	$9,052	$112,241	$139,860	$1,207,764	$1,347,624

December 31, 2010
Consumer loans
Single family residential	$6,743	$6,223	$44,111	$57,077	$469,385	$526,462
Home equity	1,645	1,184	2,535	5,364	176,173	181,537

	8,388	7,407	46,646	62,441	645,558	707,999
Commercial loans
Commercial real estate	—	4,871	20,259	25,130	401,749	426,879
Multifamily residential	—	—	8,167	8,167	96,330	104,497
Construction/land development	—	—	78,907	78,907	206,224	285,131
Commercial business	—	907	2,734	3,641	79,318	82,959

	—	5,778	110,067	115,845	783,621	899,466

	$8,388	$13,185	$156,713	$178,286	$1,429,179	$1,607,465

(1)	Includes $35.8 million and $30.2 million of loans past due and still accruing at December 31, 2011 and December 31, 2010 respectively, whose repayments are insured by the FHA or guaranteed by the VA.

HomeStreet, Inc. and Subsidiaries

Five Quarter Nonperforming Assets

Nonperfoming assets roll-forward

	Quarter ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Beginning balance	$159,462	$193,609	$222,981	$283,665	$390,600

Additions to NPLs	7,251	20,900	14,246	28,875	22,284

Charge-offs	(10,586)	(7,673)	(4,707)	(2,100)	(14,575)
OREO sales	(26,037)	(33,814)	(17,590)	(67,014)	(21,159)
OREO writedowns	(3,564)	(8,217)	(4,739)	(10,559)	(16,300)
Principal paydown, payoff advances	(3,871)	(2,437)	(6,024)	(5,599)	(10,953)
Transferred back to accrual status	(7,599)	(2,906)	(10,558)	(4,287)	(66,232)

Subtractions from NPAs	$(51,657)	$(55,047)	$(43,618)	$(89,559)	$(129,219)

Net outflows	(44,406)	(34,147)	(29,372)	(60,684)	(106,935)

Ending balance	$115,056	$159,462	$193,609	$222,981	$283,665

Nonperforming assets by loan class

	Quarter ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Nonaccrual loans:
Consumer loans
Single family residential	$12,104	$15,469	$16,229	$14,732	$13,938
Home equity	2,464	2,772	2,620	3,103	2,535

	14,568	18,241	18,849	17,835	16,473
Commercial loans
Commercial real estate	10,184	10,959	10,081	19,815	20,259
Multifamily residential	2,394	5,196	5,265	5,302	8,167
Construction/land development	48,387	58,705	53,955	77,811	65,952
Commercial business	951	1,993	2,762	3,355	2,359

	61,916	76,853	72,063	106,283	96,737

	$76,484	$95,094	$90,912	$124,118	$113,210

Allowance as a % of nonperfoming loans	55.81%	55.91%	65.66%	50.08%	56.69%

Other real estate owned:
Consumer loans
Single family residential	$6,600	$10,419	$14,287	$14,897	$18,839
Home equity	—	—	229	233	—

	6,600	10,419	14,516	15,130	18,839
Commercial loans
Commercial real estate	2,055	2,152	2,152	8,045	6,257
Multifamily residential	—	—	—	—	—
Construction/land development	29,917	51,797	86,029	75,688	145,359
Commercial business	—	—	—	—	—

	31,972	53,949	88,181	83,733	151,616

	$38,572	$64,368	$102,697	$98,863	$170,455

Nonperforming assets
Consumer loans
Single family residential	$18,704	$25,888	$30,516	$29,629	$32,777
Home equity	2,464	2,772	2,849	3,336	2,535

	21,168	28,660	33,365	32,965	35,312
Commercial loans
Commercial real estate	12,239	13,111	12,233	27,860	26,516
Multifamily residential	2,394	5,196	5,265	5,302	8,167
Construction/land development	78,304	110,502	139,984	153,499	211,311
Commercial business	951	1,993	2,762	3,355	2,359

	93,888	130,802	160,244	190,016	248,353

	$115,056	$159,462	$193,609	$222,981	$283,665

Nonperforming assets to total assets	5.08%	6.88%	8.67%	9.52%	11.41%

HomeStreet, Inc. and Subsidiaries

Five Quarter Mortgage Servicing

Mortgage Servicing Income

	000000000000	000000000000	000000000000	000000000000	000000000000
	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in thousands)	2011	2011	2011	2011	2010
Servicing income, net:
Servicing fees and other	$6,518	$6,793	$6,736	$6,078	$5,726
Changes in fair value, single-family mortgage servicing rights:
Due to changes in model or assumptions (1)	(3,571)	(20,068)	(7,057)	5,543	20,779
Other changes in fair value (2)	(4,515)	(6,073)	(395)	(3,864)	(2,478)
Amortization	(366)	(455)	(345)	(321)	(327)
Net gain (loss) from derivatives economically hedging single family MSR	7,897	38,335	8,774	(1,588)	(16,716)

Mortgage servicing	$5,963	$18,532	$7,713	$5,848	$6,984

(1)	Principally reflects changes in model assumptions and prepayment speed assumptions, which are primarily affected by changes in interest rates.
(2)	Represents changes due to collection/realization of expected cash flows and curtailments over time.

Loans Serviced for Others

	000000000000	000000000000	000000000000	000000000000	000000000000
	Quarter ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Single family residential
FannieMae/GNMA/FHLMC MBS	$6,464,815	$6,217,086	$6,165,052	$6,087,770	$5,909,742
Other	420,470	432,460	437,748	433,514	433,416

	$6,885,285	$6,649,546	$6,602,800	$6,521,284	$6,343,158

Commercial
Multifamily	758,535	770,401	799,332	784,445	776,671
Other	56,785	57,151	57,690	58,150	58,765

	815,320	827,552	857,022	842,595	835,436

Total loans serviced for others	$7,700,605	$7,477,098	$7,459,822	$7,363,879	$7,178,594

Single Family Capitalized Mortgage Servicing Rights

	000000000000	000000000000	000000000000	000000000000	000000000000
	Quarter ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Beginning balance	$67,471	$87,712	$89,947	$81,197	$54,745
Originations	10,759	5,872	5,187	7,067	8,151
Purchases	25	27	30	4	—
Changes in fair value:
Due to changes in model inputs or assumptions (1)	(3,571)	(20,068)	(7,057)	5,543	20,779
Other changes in fair value (2)	(4,515)	(6,073)	(395)	(3,864)	(2,478)

Ending balance	$70,169	$67,471	$87,712	$89,947	$81,197

Ratio of capitalized MSRs to related loans serviced for others	1.09%	1.09%	1.42%	1.48%	1.37%
Ratio of capitalized value to weighted average servicing fee	3.10%	3.12%	4.13%	4.39%	4.13%

(1)	Principally reflects changes in model assumptions or prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(2)	Represents changes due to collection/realization of expected future cash flows over time.

Commercial Multifamily Capitalized Mortgage Servicing Rights

	000000000000	000000000000	000000000000	000000000000	000000000000
	Quarter ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Beginning balance	$6,612	$6,608	$6,005	$6,035	$5,825
Originations	866	459	948	291	537
Amortization	(366)	(455)	(345)	(321)	(327)

Ending balance	$7,112	$6,612	$6,608	$6,005	$6,035

Ratio of capitalized MSRs to related loans serviced for others	0.94%	0.86%	0.83%	0.77%	0.78%
Ratio of capitalized value to weighted average servicing fee	2.61%	2.44%	2.38%	2.21%	2.25%

Mortgage Banking Activity

	000000	000000	000000	000000	000000
	Quarter ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Single Family:
Single family mortgage originations	$624,111	$478,025	$323,906	$275,568	$675,308

Single family mortgage interest rate locks	543,164	630,919	344,836	253,698	553,605

Single family mortgage loans sold	710,706	370,250	272,090	386,174	590,787

Net gain on single family mortgage loan origination and sales activities:
Mortgage servicing rights originated	$3,295	$7,195	$4,511	$2,823	$8,667
Loan origination and funding fees	6,819	3,780	2,933	2,383	5,808
Secondary marketing gains (losses)	7,632	4,580	1,044	(608)	4,008

	$17,746	$15,555	$8,488	$4,598	$18,483

Multifamily:
Multifamily mortgage originations	$49,071	$26,125	$49,070	$1,410	$38,150
Multifamily mortgage loans sold	33,461	25,144	47,010	13,862	27,699

Net gain on multifamily mortgage loan origination and sales activities:	1,185	500	967	346	620

Total Net gain on sale of mortgage loan origination and sales activities	$18,931	$16,055	$9,455	$4,944	$19,103

HomeStreet, Inc. and Subsidiaries

Five Quarter Deposits

	Quarter ended
(in thousands)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Noninterest bearing accounts	$270,666	$287,862	$184,412	$180,441	$235,890
Interest bearing deposits:
NOW accounts	138,936	145,668	122,995	127,529	121,534
Statement savings accounts due on demand	66,898	59,974	57,685	52,743	51,075
Money market accounts due on demand	499,457	469,289	445,081	427,698	413,401
Time, through $250,000	966,536	1,026,045	1,104,331	1,193,669	1,220,479
Time, more than $250,000	67,262	68,139	79,151	84,762	87,363

Total interest bearing deposits	1,739,089	1,769,115	1,809,243	1,886,401	1,893,852

Total deposits	$2,009,755	$2,056,977	$1,993,655	$2,066,842	$2,129,742

Percent of total deposits:

Noninterest bearing accounts	13.5%	14.0%	9.2%	8.7%	11.1%
Interest bearing deposits:
Interest bearing demand	6.9	7.1	6.2	6.2	5.7
Money market	3.3	2.9	2.9	2.6	2.4
Statement savings	24.9	22.8	22.3	20.7	19.4
Time, through $250,000	48.1	49.9	55.4	57.7	57.3
Time, more than $250,000	3.3	3.3	4.0	4.1	4.1

Total interest bearing deposits	86.5	86.0	90.8	91.3	88.9

Total deposits	100%	100%	100%	100%	100%